EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Pharsight Corporation pertaining to the Amended and Restated 2000 Equity Incentive Plan, of our report dated April 27, 2004 (except for Note 15, as to which the date is May 27, 2004), with respect to the financial statements and schedule of Pharsight Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

September 13, 2004